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                                                                    Exhibit 23.1

                          Independent Auditors' Consent

We consent to the use of our report dated January 23, 2003, except for the condensed consolidating financial statements note as to which the date is October 7, 2003, with respect to the consolidated balance sheets of Yellow Corporation (the Company) and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, cash flows, shareholders' equity, and comprehensive income for each of the years in the three-year period ended December 31, 2002 which report appears in the Yellow Corporation Form 8-K dated October 21, 2003, incorporated by reference herein; and to the use of our report dated January 23, 2003, with respect to the financial statement schedule, which report appears in the Yellow Corporation Annual Report on Form 10-K, incorporated by reference herein; and to the reference to our firm under the heading "Experts" in Amendment No. 1 to the Registration Statement on Form S-3.

Our report on the financial statements contains an explanatory paragraph that describes the Company's adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets.

KPMG LLP


Kansas City, Missouri
March 4, 2004